UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2014

Life Technologies Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-25317	33-0373077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5791 Van Allen Way, Carlsbad, CA	92008
(Address of principal executive officers)	(Zip Code)

Registrant’s telephone number, including area code: (760) 603-7200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction.

On February 3, 2014, Thermo Fisher Scientific Inc. (“Parent”) completed its previously-announced acquisition of Life Technologies Corporation (the “Company”). Pursuant to the Agreement and Plan of Merger, dated as of April 14, 2013 (the “Merger Agreement”), by and among the Company, Parent and Polpis Merger Sub Co., an indirect wholly owned subsidiary of Parent (“Merger Sub”), at the Effective Time (as defined in the Merger Agreement), Merger Sub merged with and into the Company, with the Company continuing as the surviving company and becoming an indirect wholly owned subsidiary of Parent (the “Merger”).

Pursuant to the Merger Agreement, at the Effective Time, each share of the Company’s common stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time (other than shares owned by (i) the Company, Parent, or any of their wholly owned subsidiaries or (ii) stockholders who have properly exercised and perfected appraisal rights under Delaware law) was converted automatically into the right to receive $76.1311786 in cash, without interest (the “Merger Consideration”). The aggregate Merger Consideration payable to a holder of the Company’s common stock will be rounded to the nearest whole cent.

As a result of the Merger, each vested and unvested outstanding stock option under the Company’s equity plans was canceled in exchange for the right to receive an amount in cash, less any applicable withholding taxes, equal to the excess of the Merger Consideration over the exercise price for such stock option. Certain outstanding restricted stock unit awards under the Company’s equity plans that were scheduled to vest prior to January 1, 2015 based solely on the continued service of the holder and certain restricted stock unit awards granted in 2013 that are nonqualified deferred compensation vested and were converted into the right to receive an amount in cash with respect to each such restricted stock unit award, less any applicable withholding taxes, equal to the Merger Consideration, payable in accordance with the terms of the applicable equity award agreement. Certain outstanding restricted stock unit awards under the Company’s equity plans, including those that are scheduled to vest after January 1, 2015 based solely on the continued service of the holder, certain restricted stock unit awards granted other than in 2013 that are nonqualified deferred compensation and certain restricted stock unit awards granted to newly-hired employees and employees promoted based on job performance in the ordinary course of business consistent with past practice between the date of the Merger Agreement and the consummation of the Merger, have been assumed by Parent and converted into the right to receive an amount in cash with respect to each such restricted stock unit award, less any applicable withholding taxes, equal to the Merger Consideration, and will vest and become payable following the Merger in accordance with the terms of the applicable equity award agreement. Each outstanding restricted stock unit award under the Company’s equity plans that is subject to performance-based vesting vested in full as of the Effective Time of the Merger at the performance level determined in accordance with the terms of the applicable equity award agreement and was canceled in exchange for the right to receive an amount in cash, less any applicable withholding taxes, equal to the Merger Consideration, payable in accordance with the terms of the applicable award agreement. Each outstanding cash-based performance unit vested and became payable (less any applicable withholding taxes) as of the Effective Time of the Merger at the performance level determined in accordance with the terms of the applicable award agreement, less any applicable withholding taxes. In addition, each stock unit credited to a participant’s account in the Company’s deferred compensation plan vested and was converted into the right to receive an amount in cash, less any applicable withholding taxes, equal to the Merger Consideration, and all other amounts deferred will be distributed, in each case, in accordance with the terms of the Company’s deferred compensation plan.

As a result of the Merger, Parent will deliver in the aggregate approximately $13.6 billion in cash on a fully diluted basis to the Company’s stockholders. Prior to the opening of trading on February 4, 2014, the Company’s common stock, which previously traded under the symbol “LIFE”, ceased to be traded on the NASDAQ Global Select Market (“NASDAQ”).

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated by reference as Exhibit 2.1.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger, on February 3, 2014, the Company and certain affiliates of the Company that are borrowers under the Credit Agreement, dated as of February 14, 2012, among the Company, Applied Biosystems Finance B.V., Life Technologies Europe B.V. and Life Technologies Finance Limited, the lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (as amended from time to time, the “Revolving Credit Facility”), repaid all of the outstanding obligations in respect of principal, interest and fees under the Revolving Credit Facility, and terminated all applicable commitments under the Revolving Credit Facility.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the Introduction is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 3, 2014, in connection with the consummation of the Merger, the Company notified NASDAQ that trading in the Company’s common stock should be suspended and the listing of the Company’s common stock on NASDAQ should be removed, in each case prior to market open on February 4, 2014. In addition, the Company requested that NASDAQ file with the Securities and Exchange Commission (the “SEC”) an application on Form 25 to delist and deregister the Company’s common stock under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Company intends to file with the SEC a Form 15 with respect to the Company’s senior notes and a Form 15 with respect to the Company’s common stock requesting the deregistration of the Company’s common stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

The disclosure set forth in the Introduction and in Item 3.01 is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

Pursuant to the Merger Agreement, at the Effective Time, the Company became an indirect wholly owned subsidiary of Parent. The disclosure set forth in the Introduction is incorporated herein by reference.

The Merger Consideration was funded with the net proceeds received from settlement of the previously disclosed equity forward sale agreements entered into by Parent in June 2013, the net proceeds from the closing of a private placement of shares of Parent’s common stock, borrowings under Parent’s 3-year unsecured term loan facility, the net proceeds received from Parent’s public offering of senior notes in December 2013, borrowings under Parent’s commercial paper facility and cash on hand.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with, and at the Effective Time of, the Merger, each of the ten directors of the Company immediately prior to the Effective Time (Balakrishnan S. Iyer, Craig J. Mundie, David C. U’Prichard, Ph.D., Donald W. Grimm, George F. Adam, Jr., Gregory T. Lucier, Ora H. Pescovitz, M.D., Per A. Peterson, Ph.D., Raymond V. Dittamore and Ronald A. Matricaria) ceased to be directors of the Company, and Seth H. Hoogasian, the sole director of Merger Sub immediately prior to the Merger, became the sole director of the Company.

On February 3, 2014, Gregory T. Lucier ceased to be the Chief Executive Officer of the Company, Ronald A. Andrews ceased to be the President of Medical Sciences of the Company, David F. Hoffmeister ceased to be the Chief Financial Officer of the Company, Peter M. Leddy ceased to be the Chief Human Resources Officer of the Company, and Kelli A. Richard ceased to be the Chief Accounting Officer of the Company. On February 3, 2014, Mark P. Stevenson ceased to be the President and Chief Operating Officer of the Company, but will continue as an officer of Parent following the consummation of the Merger. Effective immediately after the Effective Time of the Merger, Mr. Hoogasian became the President and Secretary of the Company. Relevant information regarding Mr. Hoogasian is described in Parent’s Annual Report on Form 10-K filed on February 27, 2013, which description is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

In connection with, and at the Effective Time of, the Merger, the Amended and Restated Certificate of Incorporation of the Company was amended and restated in its entirety to a form agreed by Parent and the Company pursuant to the Merger Agreement (the “Certificate of Incorporation of the Company”). Also in connection with, and at the Effective Time of, the Merger, the Seventh Amended and Restated Bylaws of the Company were amended and restated in their entirety to a form agreed by Parent and the Company pursuant to the Merger Agreement (the “Bylaws of the Company”).

Copies of the Certificate of Incorporation of the Company and the Bylaws of the Company are filed as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

Attached as Exhibit 99.1 hereto is a copy of Parent’s press release issued on February 3, 2014, announcing the consummation of the Merger, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 14, 2013, by and among Life Technologies Corporation, Thermo Fisher Scientific Inc., and Polpis Merger Sub Co. (attached as Exhibit 2.1 to Life Technologies Corporation’s Current Report on Form 8-K filed on April 16, 2013 and incorporated herein by reference)

3.1	Amended and Restated Certificate of Incorporation of Life Technologies Corporation

3.2	Eighth Amended and Restated Bylaws of Life Technologies Corporation

99.1	Press Release of Thermo Fisher Scientific Inc., dated February 3, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE TECHNOLOGIES CORPORATION

Date: February 4, 2014	By:	/s/ Seth H. Hoogasian
		Name:	Seth H. Hoogasian
		Title:	President and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 14, 2013, by and among Life Technologies Corporation, Thermo Fisher Scientific Inc., and Polpis Merger Sub Co. (attached as Exhibit 2.1 to Life Technologies Corporation’s Current Report on Form 8-K filed on April 16, 2013 and incorporated herein by reference)

3.1	Amended and Restated Certificate of Incorporation of Life Technologies Corporation

3.2	Eighth Amended and Restated Bylaws of Life Technologies Corporation

99.1	Press Release of Thermo Fisher Scientific Inc., dated February 3, 2014